Exhibit 23.1

                     INDEPENDENT AUDITORS' CONSENT



Dear Sirs,

We consent to the incorporation by reference in Registration Statement Nos. 33-12399, 33-40796, 33-78584, 33-65081 and
333-39319 of Dionex Corporation on Form S-8 of our report dated October 5, 1998 (relating to the financial statements of Softron GmbH as of and for the periods ended December 31, 1997 and June 30, 1998) appearing in the form 8-K/A of Dionex Corporation dated October 20, 1998.


Deloitte & Touche GmbH
Wirtschaftspruefungsgesellschaftt

Munich, Germany
November 11, 1998